Exhibit 99.1

Vantage Drilling International Reports

Fourth Quarter and Full-Year 2017 Results

HOUSTON, March 29, 2018 (GLOBE NEWSWIRE) — Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $36.6 million or $7.33 per share for the three months ended December 31, 2017 as compared to a net loss of $41.1 million or $8.23 per share for the three months ended December 31, 2016.

For the year ended December 31, 2017, Vantage reported a net loss of approximately $149.8 million or $29.96 per share. For the period from February 10, 2016 to December 31, 2016, Vantage reported a net loss of approximately $147.4 million or $29.48 per share and the Predecessor for the period January 1, 2016 to February 10, 2016 reported a net loss of approximately $471.0 million.

Vantage’s operating results for the fourth quarter reflected rig uptime of 98% and revenue efficiency of 99%.

As of December 31, 2017, Vantage had approximately $195.5 million of available cash. Uses of cash during the quarter included, among other things, debt service costs and the re-activation of the Platinum Explorer.

Ihab Toma, CEO, commented. “I am pleased to report that with the commencement of the Platinum Explorer three year contract for ONGC, in India, during the fourth quarter, we successfully reactivated three of our four previously stacked units during a difficult year for the offshore drilling industry and now have six of our seven premium assets working.”

Upon emergence from the Company’s Chapter 11 restructuring on February 10, 2016, Vantage adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and results of operations of the reorganized Vantage as of and subsequent to February 10, 2016. References to “Predecessor” refer to the financial position of Vantage as of and prior to February 10, 2016 and the results of operations prior to February 10, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of our Plan of Reorganization, the financial statements on or after February 10, 2016 are not comparable with the financial statements prior to that date.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and four premium jackup drilling rigs. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Thomas J. Cimino

Chief Financial Officer

Vantage Drilling International

(281) 404-4700

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Successor				Predecessor
	Three Months Ended December 31,		Year Ended December 31, 2017	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016
	2017	2016
Revenue
Contract drilling services	$52,881	$34,655	$190,553	$134,370	$20,891
Management fees	307	410	1,456	4,074	752
Reimbursables	6,650	5,344	20,837	20,204	1,897

Total revenue	59,838	40,409	212,846	158,648	23,540

Operating costs and expenses
Operating costs	42,638	29,635	161,668	123,022	25,213
General and administrative	11,719	8,931	41,648	36,922	2,558
Depreciation	18,394	18,486	73,925	67,920	10,696

Total operating costs and expenses	72,751	57,052	277,241	227,864	38,467

Loss from operations	(12,913)	(16,643)	(64,395)	(69,216)	(14,927)
Other income (expense)
Interest income	221	(8)	808	18	3
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(19,261)	(18,879)	(76,441)	(67,023)	(1,728)
Other, net	428	145	2,501	1,132	(69)
Reorganization items	—	(774)	—	(1,380)	(452,919)
Bargain purchase gain	—	—	1,910	—	—

Total other expense	(18,612)	(19,516)	(71,222)	(67,253)	(454,713)

Loss before income taxes	(31,525)	(36,159)	(135,617)	(136,469)	(469,640)
Income tax provision	5,101	4,970	14,168	10,948	2,371

Net loss	(36,626)	(41,129)	(149,785)	(147,417)	(472,011)
Net loss attributable to noncontrolling interests	—	—	—	—	(969)

Net loss attributable to VDI	$(36,626)	$(41,129)	$(149,785)	$(147,417)	$(471,042)

Net loss per share, basic and diluted	$(7.33)	$(8.23)	$(29.96)	$(29.48)	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	5,000	5,000	N/A

Vantage Drilling International

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Successor				Predecessor
	Three Months Ended December 31,		Year Ended December 31, 2017	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016
	2017	2016
Operating costs and expenses
Jackups	$19,623	$10,014	$72,283	$39,569	$5,975
Deepwater	16,104	13,270	64,823	57,833	15,550
Operations support	2,893	2,403	12,334	9,859	2,219
Reimbursables	4,018	3,948	12,228	15,761	1,469

	$42,638	$29,635	$161,668	$123,022	$25,213

Utilization
Jackups	99.5%	39.5%	82.0%	42.3%	53.6%
Deepwater	45.4%	33.3%	36.2%	33.3%	33.3%

Vantage Drilling International

Consolidated Balance Sheet

(In thousands, except share and par value information)

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$195,455	$231,727
Trade receivables	45,379	20,850
Inventory	43,955	45,206
Prepaid expenses and other current assets	13,207	12,423

Total current assets	297,996	310,206

Property and equipment
Property and equipment	904,584	902,241
Accumulated depreciation	(141,393)	(67,713)

Property and equipment, net	763,191	834,528
Other assets	21,935	15,694

Total assets	$1,083,122	$1,160,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$39,666	$35,283
Accrued liabilities	25,117	18,448
Current maturities of long-term debt	4,430	1,430

Total current liabilities	69,213	55,161

Long–term debt, net of discount and financing costs of $56,174 and $105,568	919,939	867,372
Other long-term liabilities	17,195	11,335
Commitments and contingencies
Shareholders’ equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	5
Additional paid-in capital	373,972	373,972
Accumulated deficit	(297,202)	(147,417)

Total shareholders’ equity	76,775	226,560

Total liabilities and shareholders’ equity	$1,083,122	$1,160,428

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(149,785)	$(147,417)	$(472,011)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	73,925	67,920	10,696
Amortization of debt financing costs	468	427	—
Amortization of debt discount	48,925	43,208	—
Amortization of contract value	4,686	—	—
PIK interest on the Convertible Notes	7,604	6,712	—
Reorganization items	—	—	430,210
Share-based compensation expense	3,997	402	—
Gain on bargain purchase	(1,910)	—	—
Deferred income tax benefit	(1,964)	(3,368)	—
Loss on disposal of assets	335	652	—
Changes in operating assets and liabilities:
Restricted cash	—	1,000	(1,000)
Trade receivables	(24,529)	53,447	(3,575)
Inventory	1,251	(964)	223
Prepaid expenses and other current assets	1,267	2,790	6,893
Other assets	2,638	(3,409)	941
Accounts payable	4,383	736	(14,890)
Accrued liabilities and other long-term liabilities	8,836	(26,010)	21,148

Net cash provided by (used in) operating activities	(19,873)	(3,874)	(21,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,224)	(11,964)	116
Cash paid for Vantage 260 acquisition	(13,000)	—	—
Cash received for Vantage 260 sale	255	—	—

Net cash provided by (used in) investing activities	(14,969)	(11,964)	116

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(1,430)	(1,430)	(7,000)
Proceeds from issuance of 10% Second Lien Notes	—	—	75,000
Debt issuance costs	—	(51)	(1,125)

Net cash provided by (used in) financing activities	(1,430)	(1,481)	66,875

Net increase (decrease) in cash and cash equivalents	(36,272)	(17,319)	45,626
Cash and cash equivalents—beginning of period	231,727	249,046	203,420

Cash and cash equivalents—end of period	$195,455	$231,727	$249,046